Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Director, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports First Quarter Results and Raises 2018 EPS Guidance

First Quarter 2018 Highlights:

•	GAAP earnings per diluted share (EPS) of $1.13 compared to $1.05 last year; excluding Special Items, EPS of $1.31 increased 25% compared to 2017.

•	Raising 2018 GAAP EPS guidance to a range of $4.75-$4.95 vs. prior range of $4.65-$4.85; excluding Special Items, raising 2018 EPS guidance to a range of $5.45-$5.65 vs. prior range of $5.35-$5.55.

•	Revising 2018 free cash flow guidance (cash provided by operating activities less capital spending) to $240-$270 million vs. prior range of $220-$250 million.

STAMFORD, CONNECTICUT - April 23, 2018 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported first quarter 2018 earnings per diluted share (EPS) of $1.13, compared to $1.05 per diluted share in the first quarter of 2017. Excluding Special Items, first quarter 2018 EPS increased 25% to $1.31. (Please see the attached Non-GAAP Financial Measures tables.)

First quarter sales were a record $799 million, an increase of 19% compared to $673 million in the first quarter of 2017. The sales increase was comprised of a $103 million, or 15%, benefit from acquisitions, and a $28 million, or 4%, benefit from favorable foreign exchange, partially offset by a core sales decline of $5 million, or 1%.

Operating profit in the first quarter was $94 million, up slightly compared to $93 million in the first quarter of 2017. Excluding Special Items, operating profit in the first quarter was $112 million, an increase of 16% compared to $97 million in the first quarter of 2017. (Please see the attached Non-GAAP Financial Measures tables.)

The effective tax rate in the first quarter was 18.6%, down from 28.1% in the first quarter of 2017. Excluding Special Items, the effective tax rate in the first quarter was 18.9%. The lower tax rate in the first quarter of 2018 was a result of the 2017 Tax Cuts and Jobs Act.

Max Mitchell, Crane Co. President and Chief Executive Officer commented: "On the heels of record results last year, we are off to a solid start in 2018. At Fluid Handling, end markets continue to gradually improve, and we are executing well and gaining market share. Core margins improved at Payment & Merchandising Technologies, and sales were in-line with our expectations on challenging comparisons. Aerospace & Electronics also started the year strong, with growth across the segment driving good operating leverage. Overall, we are tracking modestly ahead of the midpoint of our previously issued guidance, and we continue to pursue opportunities that could provide further upside. "

Mr. Mitchell continued, "beyond the core business, our repositioning activities and the Crane Currency acquisition integration are progressing as expected, and we are making good progress on our growth initiatives. We are pleased with our results year-to-date and we remain excited about our multi-year earnings growth outlook, although our optimism is tempered somewhat by heightened uncertainty related to the global trade environment. Balancing these factors, we are raising our 2018 EPS guidance, excluding Special Items, to $5.45-$5.65, from our prior range of $5.35-$5.55." (Please see the attached Non-GAAP Financial Measures tables.)

Cash Flow and Other Financial Metrics
Cash provided by operating activities in the first quarter of 2018 was $74 million, compared to $4 million in the first quarter of 2017. Free cash flow (cash provided by operating activities less capital spending) was $47 million in the first quarter of 2018, compared to a use of ($6) million in the first quarter of 2017. (Please see the attached Non-GAAP Financial Measures tables.)

The Company's cash position was $642 million at March 31, 2018, compared to $706 million at December 31, 2017. Total debt was $1,411 million at March 31, 2018, compared to $743 million at December 31, 2017. The increase in total debt reflects the financing associated with the January 10, 2018 acquisition of Crane Currency.

Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2018 versus the first quarter 2017.

Fluid Handling

	First Quarter		Change
(dollars in millions)	2018	2017
Sales	$267	$240	$27	11%

Operating Profit	$28	$24	$4	15%
Operating Profit, before Special Items*	$32	$27	$5	19%

Profit Margin	10.5%	10.2%
Profit Margin, before Special Items*	12.1%	11.3%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $27 million, driven by $14 million, or 6%, of favorable foreign exchange, $7 million, or 3%, core growth, and a $6 million, or 2.5%, contribution from acquisitions. Operating margin increased to 10.5%, compared to 10.2% last year, primarily reflecting leverage on higher volumes and productivity, partially offset by unfavorable mix. Excluding Special Items, operating margin was 12.1%, compared to 11.3% last year. Fluid Handling order backlog was $281 million at March 31, 2018, $262 million at December 31, 2017, and $250 million at March 31, 2017.

Payment & Merchandising Technologies

	First Quarter		Change
(dollars in millions)	2018	2017
Sales	$292	$196	$97	50%

Operating Profit	$37	$38	$(2)	(5%)
Operating Profit, before Special Items*	$49	$39	$10	26%

Profit Margin	12.5%	19.6%
Profit Margin, before Special Items*	16.8%	20.0%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $97 million, or 50%, driven by sales from acquisitions, with $13 million of favorable foreign exchange offsetting a $13 million decline in core sales. The decline in core sales was primarily a result of extraordinarily challenging comparisons to the prior year, with core sales up 18% in the first quarter of 2017. Operating margin declined to 12.5%, from 19.6% last year, reflecting the impact of the Crane Currency acquisition, restructuring and integration related charges, and the impact of lower volumes. Excluding Special Items, operating margins of 16.8% declined from 20.0% last year.

Aerospace & Electronics

	First Quarter		Change
(dollars in millions)	2018	2017
Sales	$170	$163	$7	4%

Operating Profit	$34	$32	$2	8%
Operating Profit, before Special Items*	$35	$32	$3	8%

Profit Margin	20.1%	19.4%
Profit Margin, before Special Items*	20.3%	19.6%

*Please see the attached Non-GAAP Financial Measures tables
Sales increased $7 million, or 4%, primarily driven by $7 million of higher core sales with a slight benefit from favorable foreign exchange. Operating margin increased to 20.1%, from 19.4% last year, primarily as a result of higher volumes and productivity. Excluding Special Items, operating margin increased 70 basis points to 20.3%. Aerospace & Electronics order backlog was $381 million at March 31, 2018, $374 million at December 31, 2017, and $352 million at March 31, 2017.

Engineered Materials

	First Quarter		Change
(dollars in millions)	2018	2017
Sales	$70	$75	$(5)	(7%)

Operating Profit	$12	$14	$(2)	(11%)

Profit Margin	17.8%	18.7%
Sales decreased $5 million, or 7%, driven primarily by lower sales to the Recreational Vehicle market. Operating margin declined 90 basis points to 17.8%, primarily reflecting lower volumes, partially offset by strong productivity.

Raising 2018 Guidance

We are raising our 2018 full year GAAP EPS guidance to a range of $4.75-$4.95, compared to the prior range of $4.65-$4.85. We now expect 2018 full year EPS, excluding Special Items, of $5.45-$5.65, compared to the prior range of $5.35-$5.55. Full year 2018 free cash flow (cash provided by operating activities less capital spending) is now expected to be in a range of $240-$270 million, compared to the prior range of $220-$250 million. (Please see the attached Non-GAAP Financial Measures tables.)

Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.

Conference Call
Crane Co. has scheduled a conference call to discuss the first quarter financial results on Tuesday, April 24, 2018 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane provides products and solutions to customers in the hydrocarbon processing, petrochemical, chemical, power generation, unattended payment, banknote design and production, automated merchandising, aerospace, electronics, transportation and other markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane has approximately 12,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements present management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the Securities and Exchange Commission.

(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Net sales:
Fluid Handling	$266.6	$239.6
Payment & Merchandising Technologies	292.4	195.5
Aerospace & Electronics	170.4	163.4
Engineered Materials	69.7	74.9
Total net sales	$799.1	$673.4

Operating profit (loss):
Fluid Handling	$28.1	$24.4
Payment & Merchandising Technologies	36.5	38.4
Aerospace & Electronics	34.2	31.7
Engineered Materials	12.4	14.0
Corporate	(16.9)	(15.2)
Total operating profit	94.3	93.3

Interest income	0.8	0.5
Interest expense	(14.6)	(9.0)
Miscellaneous income	3.9	3.1
Income before income taxes	84.4	87.9
Provision for income taxes	15.7	24.6
Net income before allocation to noncontrolling interests	68.7	63.3
Less: Noncontrolling interest in subsidiaries' earnings	—	0.2
Net income attributable to common shareholders	$68.7	$63.1

Share Data:
Earnings per diluted share	$1.13	$1.05

Average diluted shares outstanding	61.0	60.3
Average basic shares outstanding	59.7	59.3

Supplemental Data:
Cost of sales	$521.2	$429.5
Selling, general & administrative	177.6	150.6
Acquisition related charges	5.2	—
Repositioning charges	0.8	—
Depreciation and amortization *	27.9	17.4
Stock-based compensation expense *	5.6	5.6

*Amount included within Cost of sales and Selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash and cash equivalents	$642.3	$706.2
Accounts receivable, net	493.5	418.4
Current insurance receivable - asbestos	25.0	25.0
Inventories, net	406.5	349.3
Other current assets	69.6	19.6
Total current assets	1,636.9	1,518.5

Property, plant and equipment, net	600.8	282.4
Long-term insurance receivable - asbestos	83.3	90.1
Other assets	726.6	495.6
Goodwill	1,442.9	1,206.9

Total assets	$4,490.5	$3,593.5

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$272.7	$249.4
Accounts payable	252.4	247.4
Current asbestos liability	85.0	85.0
Accrued liabilities	300.5	252.1
Income taxes	1.4	3.6
Total current liabilities	912.0	837.5

Long-term debt	1,138.5	494.1
Long-term deferred tax liability	100.8	44.9
Long-term asbestos liability	510.6	520.3
Other liabilities	380.5	348.2

Total equity	1,448.1	1,348.5

Total liabilities and equity	$4,490.5	$3,593.5

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income attributable to common shareholders	$68.7	$63.1
Noncontrolling interest in subsidiaries' earnings	—	(0.2)
Net income before allocations to noncontrolling interests	68.7	63.3
Depreciation and amortization	27.9	17.4
Stock-based compensation expense	5.6	5.6
Defined benefit plans and postretirement credit	(3.9)	(2.1)
Deferred income taxes	12.7	(0.1)
Cash used for operating working capital	(18.6)	(62.8)
Defined benefit plans and postretirement contributions	(4.5)	(2.1)
Environmental payments, net of reimbursements	(2.3)	(2.0)
Other	(8.5)	1.0
Subtotal	77.1	18.2
Asbestos related payments, net of insurance recoveries	(2.9)	(14.7)
Total provided by operating activities	74.2	3.5

Investing activities:
Capital expenditures	(27.5)	(9.6)
Proceeds from disposition of capital assets	0.3	—
Payment for acquisition, net of cash acquired	(672.3)	—
Total used for investing activities	(699.5)	(9.6)

Financing activities:
Dividends paid	(20.9)	(19.6)
Stock options exercised - net of shares reacquired	4.5	12.8
Proceeds received from issuance of commercial paper	272.7	—
Proceeds received from issuance of long-term debt	550.0	—
Proceeds received from issuance of short-term debt	100.0	—
Repayment of long-term debt	(250.0)	—
Repayment of short-term debt	(100.0)	—
Debt issuance costs	(5.4)	—
Total provided by (used for) financing activities	550.9	(6.8)

Effect of exchange rate on cash and cash equivalents	10.5	8.0
Decrease in cash and cash equivalents	(63.9)	(4.9)
Cash and cash equivalents at beginning of period	706.2	509.7
Cash and cash equivalents at end of period	$642.3	$504.8

CRANE CO.
Order Backlog
(in millions)

	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017		March 31, 2017
Fluid Handling	$281.2	*	$262.1	*	$268.8	*	$258.9	*	$249.8
Payment & Merchandising Technologies	301.0	**	76.4	**	87.6	**	87.0	**	85.8
Aerospace & Electronics	381.2		373.6		348.4		328.2		352.4
Engineered Materials	13.4		13.6		13.9		14.9		17.8
Total Backlog	$976.8		$725.7		$718.7		$689.0		$705.8

* Includes $4.2 million, $3.4 million, $3.5 million and $4.1 million as of each of March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, of backlog pertaining to the Westlock business acquired in April 2017.

** Includes $211.2 million as of March 31, 2018 of backlog pertaining to the Crane Currency business acquired in January 2018 and $0.2 million, $0.2 million, $0.2 million and $0.3 million as of March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, of backlog pertaining to the Microtronic business acquired in June 2017.

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended March 31,		Percent Change March 31, 2018
	2018	2017	Three Months
INCOME ITEMS
Net sales	$799.1	$673.4	18.7%

Operating profit	94.3	93.3	1.0%
Percentage of sales	11.8%	13.9%
Special items impacting operating profit:
Inventory step-up and backlog amortization	6.6	—
Acquisition related charges	5.2	—
Repositioning charges	0.8	—
Impact from change in accounting principle*	5.2	3.3
Operating profit before special items	$112.1	$96.6	16.0%

Percentage of sales	14.0%	14.3%
Net income attributable to common shareholders	$68.7	$63.1
Per share	$1.13	$1.05	7.7%

Special items impacting net income attributable to common shareholders:
Inventory step-up and backlog amortization - net of tax	5.1	—
Per share	$0.08

Acquisition related charges - net of tax	4.0	—
Per share	$0.06

Repositioning charges - net of tax	0.6	—
Per share	$0.01

Incremental financing costs associated with acquisition - net of tax	1.4	—
Per share	$0.02

Impact of tax law change	0.3	—
Per share	$0.00

Net income attributable to common shareholders before special items	$80.1	$63.1
Per diluted share	$1.31	$1.05	25.5%

Special items impacting provision for income taxes
Provision for income taxes - GAAP Basis	$15.7	$24.6
Tax effect of inventory step-up and backlog amortization	1.5	—
Tax effect of acquisition related charges	1.2	—
Tax effect of repositioning charges	0.2	—
Tax effect of incremental financing costs associated with acquisition	0.4	—
Impact of tax law change	(0.3)	—
Provision for income taxes - non-GAAP basis	$18.7	$24.6

Segment Information:	For the three months ended March 31, 2018
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$266.6	$292.4	$170.4	$69.7		$799.1

Operating profit - GAAP	28.1	36.5	34.2	12.4	(16.9)	94.3
Inventory step-up and backlog amortization	0.2	6.4				6.6
Acquisition related charges		5.2				5.2
Repositioning charges, net of gain on property sale	0.4	0.2	0.2			0.8
Impact from change in accounting principle*	3.6	0.7	0.2		0.7	5.2
Operating profit before special Items	32.3	49.0	34.6	12.4	(16.2)	112.1
Percentage of sales	12.1%	16.8%	20.3%	17.8%		14.0%

Segment Information:	For the three months ended March 31, 2017
	Fluid Handling	Payment & Merchandising Technologies	Aerospace & Electronics	Engineered Materials	Corporate	Total Company
Net sales	$239.6	$195.5	$163.4	$74.9		$673.4

Operating profit - GAAP	24.4	38.4	31.7	14.0	(15.2)	93.3
Impact from change in accounting principle*	2.7	0.6	0.3		(0.3)	3.3
Operating profit before special items	27.1	39.0	32.0	14.0	(15.6)	96.6
Percentage of sales	11.3%	20.0%	19.6%	18.7%		14.3%

* Represents the impact from the change in presentation of net periodic pension and postretirement benefit costs.

CRANE CO.
Guidance
(in millions, except per share data)

	2018 Full Year Guidance
2018 earnings per share guidance	Low	High

Earnings per share - GAAP basis	$4.75	$4.95
Repositioning costs	0.15	0.15
Acquisition integration costs	0.55	0.55
Earnings per share - non-GAAP basis	$5.45	$5.65

	Three Months Ended March 31,		2018 Full Year Guidance
	2018	2017	Low	High

Cash provided by operating activities before asbestos-related payments	$77.1	$18.2	$425.0	$455.0
Asbestos-related payments, net of insurance recoveries	(2.9)	(14.7)	(60.0)	(60.0)
Cash provided by operating activities	74.2	3.5	365.0	395.0
Less: capital expenditures	(27.5)	(9.6)	(125.0)	(125.0)
Free cash flow	$46.7	$(6.1)	$240.0	$270.0

Certain non-GAAP measures have been provided to facilitate comparison with the prior year.
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance.

In addition, Free Cash Flow provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.